                                                                EXHIBIT 9.4


                         SUB-ADMINISTRATION AGREEMENT
                         ----------------------------

         AGREEMENT made as of September 5, 1995 by and between Bank of America National Trust and Savings Association (the "Manager") and BISYS Fund Services Ohio, Inc., an Ohio corporation (the "Sub-Administrator").

         WHEREAS, the Manager has entered into a Management Agreement dated September 5, 1995 (the "Management Agreement") to provide management services to Time Horizon Funds (the "Company"), which is an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and which is comprised of multiple investment portfolios as specified in the Management Agreement (each a "Fund" and collectively the "Funds");

         WHEREAS, the Management Agreement provides that the Manager may from time to time employ or associate with itself such person or persons as it may believe to be particularly fitted to assist in the performance of the Management Agreement;

         WHEREAS, the Manager desires to retain the Sub-Administrator to provide administration services for the Funds and the Sub-Administrator is willing to provide such services, all as more fully set forth below;

         WHEREAS, the Sub-Administrator is experienced in providing administration services to investment companies and possesses facilities sufficient to provide such services; and

         WHEREAS, the Board of Trustees of the Company has approved the appointment of the Sub-Administrator as sub-administrator of the Company.

         NOW THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereby agree as follows:


                           I.    SUB-ADMINISTRATION
                                 ------------------

         1. APPOINTMENT OF SUB-ADMINISTRATOR. The Manager retains the Sub-Administrator for the term of this Agreement and the Sub-Administrator hereby agrees to perform the services and duties set forth in this Section I for the compensation provided in this Section I.


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         2.     SERVICES AND DUTIES.

                (A) The Sub-Administrator shall be responsible for all services set forth in Section (A) of the Management Agreement except oversight activities.

                (B) The Sub-Administrator shall promptly notify the Manager and the Company of any inquiries or contacts by governmental officers regarding the Funds. The Sub-Administrator shall not reply to any such governmental inquires without the consent of the Manager and the Company unless required to do so by law (in which event it shall give the Manager and the Company prior written notice of its response).

         3. COMPENSATION. For the services provided and the expenses assumed as Sub-Administrator until December 31, 1998, the Manager shall pay the Sub-Administrator a fee, computed daily and payable monthly, at the annual rate of 0.02% of each Fund's average daily net assets from $0 to $124.99 million; 0.05% of each Fund's average daily net assets from $125.00 million to $199.99 million; and 0.08% of each Fund's average daily net assets over $200.00 million. Thereafter, such fees shall be as agreed upon by the Manager and Sub-Administrator from time to time. The Sub-Administrator shall pay all costs and expenses of maintaining the offices of the Company, wherever located, and shall arrange for payment by the Company of all expenses payable by the Company.

         4. SERVICES NOT EXCLUSIVE. The Sub-Administrator shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board of Trustees from time to time, have no authority to act for or represent the Company in any way or otherwise be deemed its agent. The services furnished by the Sub-Administrator hereunder are not deemed exclusive, and the Sub-Administrator shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

         5. EXPENSES ASSUMED AS SUB-ADMINISTRATOR. Except as otherwise stated in this Agreement, the Sub-Administrator shall pay all expenses incurred by it in performing its services and duties hereunder as Sub-Administrator including the cost of any independent pricing service used in connection with the Funds (other than the cost of securities purchased for the Company).

                The Company shall bear other expenses incurred in the operation of the Funds, including without limitation: (i) taxes, interest, brokerage fees and commissions, if any, (ii) fees of

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trustees who are not officers, directors, partners, employees or holders of 5 percent or more of the outstanding voting securities of the Manager or any of its affiliates, (iii) Securities and Exchange Commission (the "Commission") fees and state blue sky registration and qualification fees, (iv) charges of custodians, transfer and dividend disbursing agents' fees, (v) certain insurance premiums, outside auditing and legal expenses, costs of maintaining Company existence, (vi) costs of preparing and printing prospectuses or any supplements or amendments thereto necessary for the continued effective registration of the shares of the Company under federal or state securities laws, (vii) costs of printing and distributing any prospectus, supplement or amendment thereto for existing shareholders of the Funds described therein,
(viii) costs of shareholders' reports and meetings, and any extraordinary expenses. It is understood that certain advertising, marketing, shareholder servicing, administration and/or distribution expenses to be incurred in connection with the shares of the Funds may be paid by the Company as provided in any plan which may in the sole discretion of the Company be adopted in accordance with Rule 12b-1 under the 1940 Act, and that such expenses shall be paid apart from any fees paid under this Agreement.

         6. RIGHT TO INSPECT. The Manager and the Company shall have the right at any time to inspect the records (including work papers and the other related documents) in the possession of the Sub-Administrator relating to the Company.

         7. DISASTER RECOVERY. The Sub-Administrator shall at its expense enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, the Sub-Administrator shall, at no additional expense to the Manager or the Company, take reasonable steps to minimize service interruptions but shall have no liability with respect thereto.


                            II.    CONFIDENTIALITY
                                   ---------------
                The Sub-Administrator shall treat confidentially and as proprietary information of the Company all records and other information relative to the Company and the Funds and prior or present shareholders or those persons or entities who respond to inquires concerning investment in the Funds, and shall not use such records and information for any purpose other than performance of its responsibilities and duties hereunder or under any agreement with the Company, except after prior notification




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to and approval by the Board of Trustees of the Company. The Manager shall use its best efforts to cause the Company to not unreasonably withhold such approval, it being understood that such approval will not be withheld where the Sub-Administrator may be exposed to civil or criminal contempt proceedings for failure to comply, when the Sub-Administrator is requested to divulge such information by duly constituted authorities.

                       III.    LIMITATION OF LIABILITY
                               -----------------------
                 The Sub-Administrator acknowledges that the performance of this Agreement is for the benefit of the Funds, that the Sub- Administrator shall be directly liable and responsible to the Manager and the Company for performance of its obligations hereunder, and that either the Funds (or the Company on behalf of the Funds) or the Manager may therefore enforce in its own name and for itself such liability and responsibility against the Sub-Administrator; provided that, except as otherwise provided herein, the Sub-Administrator shall not be liable for any error of judgment or mistake of law or for any loss suffered by any Fund in connection with the matters to which this Agreement relates, except loss resulting from willful misfeasance, bad faith or negligence on its part in the performance of its obligations and duties under this Agreement or reckless disregard of such obligations and duties. Any person, even though also an officer, director, partner, employee or agent of the Sub-Administrator, who may be or may become an officer, trustee, employee or agent of the Company, shall be deemed, when rendering services to the Company or to any Fund, or acting on any business of the Company or any Fund (other than services or business in connection with the Sub-Administrator's duties hereunder or under any agreement with the Company) to be rendering such services to or acting solely for the Company or Fund and not as an officer, director, partner, employee or agent or one under the direction or control of the Sub-Administrator even though paid by the Sub-Administrator.


                              IV.    TERMINATION
                                     -----------
                 This Agreement shall continue with respect to each Fund until terminated with respect to such Fund by either party hereto, or by the Company, giving notice in writing specifying the date of such termination, which date shall be not less than 60 days after the date of the giving of such notice. This Agreement shall not be assignable by the Sub-Administrator to any person, including without limitation to any affiliate of the Sub-Administrator, without the written consent of the Manager and the Company, authorized or approved by a resolution of the Board of




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Trustees of the Company; and any attempt by the Sub-Administrator to assign any of its rights and duties under this Agreement without such prior written consent shall constitute grounds for immediate termination of this Agreement and shall not require any notice. This Agreement will automatically terminate upon the earlier of (i) termination of the Management Agreement, or (ii) the date of its assignment, as described hereunder or as such term is defined in the 1940 Act. After termination of this Agreement, for so long as the Sub-Administrator, with the written consent of the Manager, in fact continues to perform any one or more of the services contemplated by this Agreement or any schedule or exhibit hereto, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Compensation due the Sub-Administrator and unpaid by the Manager upon such termination shall be immediately due and payable upon and notwithstanding such termination. The Sub-Administrator shall be entitled to collect from the Manager, in addition to the compensation described under
Section 1.3 hereof, the amount of all the Sub-Administrator's cash disbursements for services approved in advance by the Manager in connection with the Sub-Administrator's activities in effecting such termination, including without limitation, the delivery to the Manager and/or its designees of the Company's property, records, instruments and documents, or any copies thereof. Subsequent to such termination, for a reasonable fee, the Sub-Administrator shall provide the Manager and the Company with reasonable access to any Company documents or records remaining in its possession.


                            V.    INDEMNIFICATION
                                  ---------------

         1. INDEMNIFICATION. The Manager agrees to indemnify and hold harmless the Sub-Administrator and its nominees from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities and Commodities Laws and any state and foreign securities and blue sky laws, and amendments thereto) and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from any action which the Sub-Administrator takes or does not take (i) at the request or on the direction of or in reliance on the advice of the Manager or the Company or (ii) upon Oral or Written Instructions, provided that neither the Sub-Administrator, nor any of its nominees, shall be indemnified against any liability to the Manager, to the Company or to its shareholders (or any expenses incident to such liability) arising out of the Sub-Administrator's own willful misfeasance, bad faith, negligence or



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reckless disregard of its duties and obligations under this Agreement.

                 The Sub-Administrator agrees to indemnify and hold harmless the Manager and its nominees from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities and Commodities Laws and any state and foreign securities and blue sky laws, and amendments thereto) and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from any action which the Manager takes or does not take at the request or on the direction of or in reliance on the advice of the Sub-Administrator, provided that neither the Manager, nor any of its nominees, shall be indemnified against any liability to the Sub-Administrator, to the Fund or to its shareholders (or any expenses incident to such liability) arising out of the Manager's own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement.

         2. NAMES. The name "Time Horizon Funds" refers to the trust created and the trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Company dated April 12, 1995, as amended, which is hereby referred to and a copy of which is on file at the principal office of the Company. The trustees, officers, employees and agents of the Company shall not personally be bound by or liable under any written obligation, contract, instrument, certificate or other interest or undertaking of the Company made by the trustees or by an officer, employee or agent of the Company, in his or her capacity as such, nor shall resort be had to their private property for the satisfaction of any obligation or claim thereunder. All persons dealing with any series or class of shares of the Company may enforce claims against the Company only against the assets belonging to such series or class.


                      VI.    AMENDMENT OF THIS AGREEMENT
                             ---------------------------

                 No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.






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                               VII.    NOTICES
                                       -------

      Notices of any kind to be given to the Manager hereunder by the Sub-Administrator shall be in writing and shall be duly given if mailed or delivered to the manager at the following address:

                 Bank of America NT&SA
                 555 South Flower Street
                 Los Angeles, California 90071,
                 Attention: Debra McGinty-Poteet

                 WITH A COPY TO:
                 Bank of America NT&SA
                 Legal Department
                 555 South Flower Street
                 Los Angeles, California 90071
                 Attention: Arthur A. Fritz, Esq.

or at such other address or to such individual as shall be so specified by the Manager to the Sub-Administrator.

      Notices of any kind to be given to the Sub-Administrator hereunder by the Manager shall be in writing and shall be duly given if mailed or delivered to the Sub-Administrator at the following address:

                 Until September 18, 1995
                 BISYS Fund Services Ohio, Inc.
                 1900 E. Dublin-Granville Road
                 Columbus, Ohio 43229
                 Attention: Stephen G. Mintos

                 After September 18, 1995
                 BISYS Fund Services Ohio, Inc.
                 3435 Stelzer Road
                 Columbus, Ohio 43217
                 Attention: Stephen G. Mintos

or at such other address or to such individual as shall be so specified by the Sub-Administrator to the Manager.

        A copy of all notices to the Manager or the Sub-Administrator shall be given to the Company. Notices of any kind to be given to the Company by the Manager or Sub-Administrator shall be in writing and shall be duly given if mailed or delivered to the Company at the following address:



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

                 Until September 18, 1995:                                   WITH A COPY TO
                 Time Horizon Funds                                          Cathy G. O'Kelly, Esq.
                 1900 E. Dublin-Granville Rd.                                Vedder, Price, Kaufman &
                 Columbus, Ohio 43229                                        Kammholz
                 Attention: President                                        222 N. LaSalle, 26TH Floor
                                                                             Chicago, Illinois 60695



After September 18, 1995:
Time Horizon Funds
3435 Stelzer Road
Columbus, Ohio 43217
Attention: President


or at such other address or such individual as shall be so specified by the Company to the Manager and Sub-Administrator.


                            VIII.    MISCELLANEOUS
                                     -------------

      THe captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. subject to the provisions of Section IV hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Delaware law (without reference to principles of conflicts of law); PROVIDED, HOWEVER, that nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation of the Commission thereunder.




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                 IN WITNESS WHEREOF, the parties hereto have caused this
instrument to be executed by their officers designated below as of the day and year first above written.



                                        BISYS FUND Services Ohio, Inc.

                                        (name)/s/J. David Huber
                                              --------------------------
                                        (title) Executive Vice President
                                               -------------------------

Attest:/s/George O. Martinez
       -------------------------
   (name) George O. Martinez
         -----------------------
   (title) Senior Vice President
          ----------------------

                                        BANK OF AMERICA NATIONAL
                                        TRUST AND SAVINGS ASSOCIATION


                                        By: /s/Debra McGinty-Poteet
                                            --------------------------
                                        (name) Debra McGinty-Poteet
                                               -----------------------
                                        (title) Senior Vice President
                                                ----------------------
Attest:/s/Sandra C. Brown
       -------------------------
   (name) Sandra C. Brown
         -----------------------
   (title) Vice President
          ----------------------


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